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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 30, 2003, except for Note 32, as to which the date is December 15, 2003 relating to the financial statements, which appear in Millicom International Cellular S.A.'s Report on Form 6-K dated December 17, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers S.à r.l. PricewaterhouseCoopers S.à r.l.	Luxembourg, January 8, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS